Exhibit 99.1

Fortune Brands Reports First Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--April 29, 2010--Fortune Brands, Inc. (NYSE: FO):

  Strong Growth in Sales, Operating Income and Earnings Per Share
  Company Benefiting from Share-Gain Initiatives, Lower Cost Structures and Improving Consumer Environment

Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the first quarter of 2010. Net sales increased 13%, reflecting strong sales gains for spirits and home products. Sales benefited from market share gains, improving consumer markets, rebuilding of inventories by channel partners in certain home products categories, foreign exchange and favorable year-over-year comparisons. Operating income grew faster than sales as the company benefited from lower cost structures. Diluted earnings per share were $0.47, and diluted EPS before charges/gains was $0.49, up 63%.

“These strong results were driven by the powerful combination of higher volumes and lower costs, as each of our three brand groups outperformed our expectations,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “Over the course of the downturn, we focused sharply on positioning Fortune Brands for strong growth when the economy recovers, and those initiatives are clearly taking hold. Our innovations and strategic brand investments are helping fuel top-line growth, and we’re driving even stronger growth at the bottom line as we leverage our lower cost structures and enhance our productivity. We’re pleased that the momentum we saw in the fourth quarter continued to build as we began 2010.

“We’re seeing consumers getting more active, which reinforces our confidence that this is an excellent time to invest in brand growth,” Carbonari continued. “Our strategic investments in spirits helped drive growth for our brand portfolio in all global regions, including share gains in key markets for brands such as Jim Beam, Maker’s Mark and Sauza. In home products, better-than-expected remodeling activity, share gains at home centers, rebuilding of inventories by customers for faucets and doors, and favorable comparisons helped drive double-digit sales gains for our cabinetry brands as well as Moen faucets, Therma-Tru doors and Simonton windows. In golf, successful new products helped drive higher sales for Titleist golf clubs and FootJoy shoes.”

For the first quarter of 2010:

  Net income was $72.2 million, or $0.47 per diluted share, compared to $0.05 in the year-ago quarter.
    Comparisons were favorably impacted by lower net charges in the current quarter ($0.02 per share) versus the year-ago period ($0.25 per share).
  Excluding charges and gains in both the current and prior-year periods, diluted EPS was $0.49, up 63% from $0.30 in the year-ago quarter.
  Net sales were $1.63 billion, up 13%.
    On a comparable basis – excluding excise taxes, foreign exchange, acquisitions/divestitures, and the impact of required accounting for the company’s new international spirits distribution structure – total net sales would have been up 7%.
    Comparable net sales by business unit were: spirits up 7%; home & security up 13%; golf down 3%.
  Operating income was $156.4 million.
  Operating income before charges/gains was $161.1 million, up 33%.
  Return on equity before charges/gains was 8%.
  Return on invested capital before charges/gains was 6%.

Outlook for Earnings Growth in 2010

“Our goal entering the year was for Fortune Brands to return to EPS growth in 2010, and our first quarter results enhance our confidence in achieving that goal,” said Carbonari. “Earlier this week, as a result of our strong first quarter, we raised the bottom end of our earnings target range. While there is still uncertainty in global economies – and it remains to be seen how the expiration of U.S. government stimulus programs will impact home products demand – we feel well positioned to deliver improved results. We expect the markets for each of our brand groups will be up at a low-single-digit rate for the year, and we’re aiming to outperform our categories by continuing to invest in our brands and leverage our lower cost structures.”

As announced on Tuesday, Fortune Brands is now targeting to deliver diluted EPS before charges/gains for 2010 in the range of $2.50-2.80. The company’s full-year target range reflects the impact of factors including raw materials costs, foreign exchange and continued strategic investments. The company’s diluted EPS before charges/gains for 2009 was $2.43.

The company today also reaffirmed its target for free cash flow for 2010 (cash flow from operations less net capital expenditures) to be in the range of $375-475 million, excluding the proceeds from the sale of Cobra assets.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company's golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the impact of changes in U.S. government stimulus programs; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the company’s spirits business organization, including its U.S. and international distribution structure; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010	2009	% Change

Net Sales	$1,625.1	$1,438.9	12.9

Cost of goods sold	839.9	786.9	6.7

Excise taxes on spirits	126.4	101.1	25.0

Advertising, selling, general
and administrative expenses	492.9	445.6	10.6

Amortization of intangible assets	8.4	8.3	1.2

Restructuring charges	1.1	36.5	(97.0)

Operating Income	156.4	60.5	158.5

Interest expense	55.2	52.5	5.1

Other (income) expense, net	(2.0)	4.5	144.4

Income before income taxes	103.2	3.5	2,848.6

Income tax expense/(benefit)	28.8	(5.4)	(633.3)

Net Income	$74.4	$8.9	736.0

Less: Noncontrolling interests	2.2	1.5	46.7

Net Income attributable to Fortune Brands	$72.2	$7.4	875.7

Earnings Per Common Share, Basic:
Net Income attributable to Fortune Brands
common shareholders	$0.48	$0.05	860.0

Earnings Per Common Share, Diluted:
Net Income attributable to Fortune Brands
common shareholders	$0.47	$0.05	840.0

Avg. Common Shares Outstanding
Basic	151.6	150.1	1.0
Diluted	153.2	151.4	1.2

Actual Common Shares Outstanding
Basic	152.4	150.2	1.5
Diluted	154.0	151.4	1.7

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended March 31,
	2010	2009	% Change
Net Sales
Spirits	$573.1	$486.3	17.8
Home & Security	698.4	605.6	15.3
Golf	353.6	347.0	1.9
Total Net Sales	$1,625.1	$1,438.9	12.9

Operating Income/(Loss)
Spirits	$115.1	$128.6	(10.5)
Home & Security	22.4	(54.9)	140.8
Golf	44.4	9.0	393.3
Corporate expenses	(25.5)	(22.2)	(14.9)
Total Operating Income	$156.4	$60.5	158.5

Operating Income Before Charges/Gains (a)
Spirits	$118.8	$131.3	(9.5)
Home & Security	23.7	(23.1)	202.6
Golf	44.1	34.7	27.1
Less:
Corporate expenses	(25.5)	(22.2)	(14.9)

Operating Income Before Charges/Gains	161.1	120.7	33.5

Restructuring and other charges	(4.7)	(60.2)	92.2
Operating Income	$156.4	$60.5	158.5

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and other charges. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended March 31,		2010 Full Year
	2010	2009	Targeted Range (c)

Free Cash Flow (b)	$(103.3)	$(128.8)	$375 - 475
Add:
Net Capital Expenditures	31.4	26.3	220 - 250
Cash Flow From Operations	$(71.9)	$(102.5)	$595 - 725

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.
(c) Amounts exclude proceeds from the sale of the Cobra brand.

EPS BEFORE CHARGES/GAINS
EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges.
For the first quarter of 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $4.7 million ($3.0 million after tax or $0.02 per diluted share) of restructuring and other charges.
For the first quarter of 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $60.2 million ($37.7 million after tax or $0.25 per diluted share) of restructuring and other charges.
For the twelve month period ended December 31, 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $121.2 million ($71.7 million after tax or $0.47 per diluted share) of restructuring and other charges, asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share) and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.
EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended March 31,
	2010	2009	% Change

Earnings Per Common Share - Basic

Income before Charges/Gains	$0.50	$0.30	66.7
Restructuring and other charges	(0.02)	(0.25)	92.0
Net Income	$0.48	$0.05	860.0

Earnings Per Common Share - Diluted

Income before Charges/Gains	$0.49	$0.30	63.3
Restructuring and other charges	(0.02)	(0.25)	92.0
Net Income	$0.47	$0.05	840.0

	Twelve Months Ended
	December 31, 2009

Earnings Per Common Share - Diluted

Income before Charges/Gains	$2.43
Maxxium distribution gain	0.08
Asset impairment charges	(0.44)
Restructuring and other charges	(0.47)
Net Income	$1.60

RESTRUCTURING AND OTHER CHARGES
The company recorded pre-tax restructuring and other charges of $4.7 million ($3.0 million after tax or $0.02 per diluted share) in the three-month period ended March 31, 2010. For Spirits, these charges relate to previously announced business repositioning and U.S. supply chain activities. For Home & Security, the charges relate to supply chain realignment as well as capacity and cost reduction initiatives. For Golf, the credit reflects a change in estimate related to the restructuring charges.

	Three Months Ended March 31, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$0.7	$0.7	$2.3	$3.7
Home & Security	0.4	0.9	-	1.3
Golf	-	(0.4)	0.1	(0.3)
Total	$1.1	$1.2	$2.4	$4.7

Income tax benefit				1.7
Net charge				$3.0
Charge per common share
Basic				$0.02
Diluted				$0.02

(a) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

RECONCILIATION OF FULL YEAR 2010 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS Before Charges/Gains to be in the range of $2.50 to $2.80 per share. On a GAAP basis, the company is currently targeting diluted EPS to be in the range of $2.40 to $2.70 per share.
EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges.
EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31,	March 31,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$289.7	$240.1
Accounts receivable, net	942.6	843.5
Inventories	2,052.7	1,974.3
Other current assets	498.6	435.9
Total current assets	3,783.6	3,493.8

Property, plant and equipment, net	1,449.4	1,482.2
Intangibles resulting from
business acquisitions, net	6,762.1	6,693.0
Other assets	235.8	282.3
Total assets	$12,230.9	$11,951.3

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$56.6	$29.3
Current portion of long-term debt	750.0	9.6
Accounts payable	465.6	349.9
Other current liabilities	782.0	692.9
Total current liabilities	2,054.2	1,081.7

Long-term debt	3,630.8	4,923.2
Other long-term liabilities	1,306.6	1,410.9
Total liabilities	6,991.6	7,415.8

Stockholders' equity	5,224.5	4,521.4
Noncontrolling interests	14.8	14.1
Total equity	5,239.3	4,535.5
Total liabilities and equity	$12,230.9	$11,951.3

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended March 31, 2010
$ - millions, except per share amounts

		Restructuring	Before
	GAAP	and other	charges/
	(unaudited)	charges	gains

	FIRST QUARTER
2010

Net Sales	1,625.1	-	1,625.1

Cost of goods sold	839.9	(1.2)	838.7
Excise taxes	126.4	-	126.4
Advertising and SG&A	492.9	(2.4)	490.5
Amortization of intangibles	8.4	-	8.4
Restructuring expenses	1.1	(1.1)	-

Operating Income	156.4	4.7	161.1

Interest expense	55.2	-	55.2
Other income, net	(2.0)	-	(2.0)
Income before taxes	103.2	4.7	107.9

Income tax expense	28.8	1.7	30.5

Net Income	74.4	3.0	77.4

Less: Noncontrolling interests	2.2	-	2.2

Net Income attributable to Fortune Brands	72.2	3.0	75.2

Average Diluted Shares Outstanding	153.2		153.2

Diluted EPS	0.47		0.49

2009

Net Sales	1,438.9	-	1,438.9

Cost of goods sold	786.9	(20.7)	766.2
Excise taxes	101.1	-	101.1
Advertising and SG&A	445.6	(3.0)	442.6
Amortization of intangibles	8.3	-	8.3
Restructuring expenses	36.5	(36.5)	-

Operating Income	60.5	60.2	120.7

Interest expense	52.5	-	52.5
Other expense, net	4.5	-	4.5
Income before taxes	3.5	60.2	63.7

Income tax (benefit)/expense	(5.4)	22.5	17.1

Net Income	8.9	37.7	46.6

Less: Noncontrolling interests	1.5	-	1.5

Net Income attributable to Fortune Brands	7.4	37.7	45.1

Average Diluted Shares Outstanding	151.4		151.4

Diluted EPS	0.05		0.30

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
March 31, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)	Average	ROE based on Net Income attributable to
	Before Charges/Gains less Preferred Dividends	Stockholders' Equity	Fortune Brands Before Charges/Gains

Fortune Brands	$ 403.5 /	$5,234.2	= 7.7%

	Rolling twelve months GAAP Net Income	Average	ROE based on GAAP Net Income
	(excluding noncontrolling interests) less Preferred Dividends	Stockholders' Equity	attributable to Fortune Brands

Fortune Brands	$ 312.2 /	$4,974.8	= 6.3%

Return on Equity - or ROE - Before Charges/Gains is net income (excluding noncontrolling interests) less preferred dividends derived in accordance with GAAP excluding any restructuring and other charges divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity and non-controlling interests) excluding any restructuring and other charges.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
March 31, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)	Average	ROIC based on Net Income attributable to
	Before Charges/Gains plus after-tax Interest Expense	Invested Capital	Fortune Brands Before Charges/Gains

Fortune Brands	$ 543.7 /	$9,708.6	= 5.6%

	Rolling twelve months GAAP Net Income	Average	ROIC based on GAAP Net Income
	(excluding noncontrolling interests) plus after-tax Interest Expense	Invested Capital	attributable to Fortune Brands

Fortune Brands	$ 452.5 /	$9,444.0	= 4.8%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income (excluding noncontrolling interests) plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and other charges divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity less noncontrolling interests) excluding any restructuring and other charges.

ROE Before Charges/Gains and ROIC Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended March 31, 2010
(Unaudited)

Three Months Ended
March 31, 2010

Fortune Brands
Comparable Net Sales	7%
Foreign currency exchange rates	4%
Spirits excise taxes	1%
Acquired and divested entities	0%
New international distribution structure	1%
Net Sales, GAAP basis	13%

Spirits
Comparable Net Sales	7%
Foreign currency exchange rates	4%
Spirits excise taxes	3%
New international distribution structure	4%
Net Sales, GAAP basis	18%

Home & Security
Comparable Net Sales	13%
Foreign currency exchange rates	2%
Divested entities	0%
Net Sales, GAAP basis	15%

Golf
Comparable Net Sales	(3%)
Foreign currency exchange rates	5%
Net Sales, GAAP basis	2%

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the net sales from acquired and divested entities, and the impact of required accounting for the new international spirits distribution structure. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410